UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2021

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	36-4797193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6991 East Camelback Road, Suite D-300

Scottsdale, AZ 85251

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 570-0438

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2020 Gridiron BioNutrients, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation, as amended, which were effective on January 8, 2021 (the “Effective Date”), which effected a three hundred eight for one (308:1) reverse stock split of its outstanding common stock. Previously, on December 4, 2020 the Company filed a definitive Information Statement on Schedule 14C with the SEC notifying its stockholders that on December 2, 2020, the holders of a majority of it outstanding shares of common stock and the shares Series A Convertible Preferred Stock who were entitled to consent to the action, voting as a single class, executed a written consent in lieu of a special meeting of stockholders approving a reverse stock split of the Company’s outstanding common stock of not less than 300:1 and not more than 310:1, with the Company’s board of directors having the discretion as to when such reverse stock split would be effected (on or prior to December 2, 2021) and the exact ratio of the reverse stock split to be set at a whole number within the above range as determined by the board of directors in its sole discretion. On December 17, 2020, in accordance with such authority, the board of directors fixed the exact ratio of the reverse stock split.

As a result of the reverse stock split, on the Effective Date each 308 shares of the Company’s common stock issued and outstanding immediately prior to the Effective Date became one share of the Company’s common stock on the Effective Date. In accordance with the terms of all such instruments, the conversion ratio of the Company’s outstanding Series A Convertible Preferred Stock and its various convertible promissory notes, together with the exercise price of its outstanding warrants, were proportionally adjusted to give effect to the reverse stock split.

No fractional shares of common stock will be issued to any stockholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share. Each certificate representing one (1) share of pre-reverse stock split common stock will be deemed to represent one-three hundred and eighth (308th) of a share of post-reverse stock split common stock, subject to rounding for fractional shares. The records of the Company’s transfer agent, Empire Stock Transfer, Inc., will be adjusted to give effect to the reverse stock split. Following the Effective Date, the share certificates representing the pre-reverse stock split common stock will continue to be valid for the appropriate number of shares of post-reverse stock split common stock, adjusted for rounding. Certificates representing shares of the post-reverse stock split and reflecting the new CUSIP number will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to the Company’s transfer agent.

On the Effective Date the CUSIP number for the Company’s common stock changed to 39809D201. The Company’s common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “GMVP.” The market effective date of the reverse stock split will be January 12, 2021. Beginning on the market effective date, the Company’s common stock will be quoted on a post-split basis under the symbol “GMVPD” for 20 business days, after which time the symbol will revert back to GMVP.

A copy of the Articles of Amendment to Articles of Incorporation, as amended, is filed as Exhibit 3.1.8 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

3.1.8	Articles of Amendment to the Articles of Incorporation, as amended, filed December 22, 2020				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gridiron BioNutrients, Inc.

Date: January 11, 2021	By:	/s/ Tim Orr
Tim Orr, President

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